EXHIBIT 99.1

News Release

    For Information Contact:
Marshall H. Bridges, Treasurer and Vice President, Corporate Finance (563) 272-4844
Kurt A. Tjaden, Vice President and Chief Financial Officer (563) 272-7400

HNI CORPORATION ANNOUNCES RESULTS FOR SECOND QUARTER FISCAL 2009

MUSCATINE, Iowa (July 22, 2009) – HNI Corporation (NYSE: HNI) today announced sales of $383.0 million and a net loss of $1.4 million or ($0.03) per diluted share for the second quarter ending July 4, 2009.  Included in second quarter results are charges related to the shutdown of two office furniture manufacturing plants and restructuring of hearth operations.  Second quarter results also included a non-operating gain resulting from the sale of the corporate aircraft.  Net income per diluted share for the quarter was $0.03 on a non-GAAP basis excluding restructuring and impairment charges and the non-operating gain.

Second Quarter Summary Comments
"We made strong progress resetting our cost structure and generating cash flow during the quarter.  As a result, we exceeded our earnings expectations and reduced debt by $62 million despite highly challenging market conditions.  We are pleased with our progress, particularly with our office furniture operations, and will continue to adjust our businesses to evolving marketplace conditions.  For example, we announced the closure of an additional office furniture manufacturing facility last week and are continuing to restructure our hearth operations," said Stan Askren, HNI Corporation Chairman, President and Chief Executive Officer.

Second Quarter
Dollars in millions	Three Months Ended		Percent
except per share data	7/04/2009	6/28/2008	Change

Net Sales	$383.0	$613.1	-37.5%
Gross Margin	$129.5	$209.4	-38.2%
Gross Margin %	33.8%	34.2%
SG&A	$128.6	$184.7	-30.4%
SG&A %	33.6%	30.1%
Operating Income	$0.8	$24.7	-96.6%
Operating Income %	0.2%	4.0%
Net Income (Loss) attributable to Parent Company	$(1.4)	$13.5	-110%

Earnings per share attributable to Parent Company – Diluted	$(0.03)	$0.30	-110%

Second Quarter Results
•	Consolidated net sales decreased $230.1 million or 37.5 percent to $383.0 million.
•	Gross margins were 0.4 percentage points lower than prior year due to decreased volume partially offset by increased price realization and cost reduction initiatives.
•
Total selling and administrative expenses, including restructuring charges, decreased $56.1 million or 30.4% due to cost control initiatives, lower volume related costs, reduced incentive-based compensation expense and a gain on the corporate aircraft sale.

•
The Corporation's second quarter results included $5.2 million of restructuring and impairment costs of which $1.4 million were included in cost of sales.  These included $3.7 million of costs associated with the shutdown and consolidation of production of its South Gate, California and Louisburg, North Carolina office furniture manufacturing locations and $1.5 million related to the disposition and restructuring of hearth operations.  Included in 2008 were $3.6 million of restructuring charges and transition costs of which $1.5 million were included in cost of sales.

•
The Corporation estimates additional charges related to the various restructuring initiatives will impact pre-tax earnings by an estimated $4.6 million over the remainder of 2009.  The following table lists the estimated composition of these charges:

(values in millions)	Restructuring Costs	Accelerated Depreciation	Other Costs	Total
2009 Q3	$1.4	$0.7	$0.3	$2.4
2009 Q4	$1.2	$0.3	$0.6	$2.2
			Total	$4.6

Second Quarter – Non-GAAP Financial Measures (Reconciled with Most Comparable GAAP Financial Measures)
Dollars in millions except per share data	Three Months Ended 7/04/2009			Three Months Ended 6/28/2008
	Gross Profit	Operating Income	EPS	Gross Profit	Operating Income	EPS
As Reported (GAAP)	$129.5	$0.8	$(0.03)	$209.4	$24.7	$0.30
% of Net Sales	33.8%	0.2%		34.2%	4.0%

Restructuring and impairment	$1.4	$5.2	$0.08	$0.1	$2.1	$0.03
Transition costs	-	-	-	$1.5	$1.5	$0.02
Non-operating gains	-	$(1.3)	$(0.02)

Results (non-GAAP)	$130.8	$4.8	$0.03	$211.0	$28.3	$0.36
% of Net Sales	34.2%	1.2%		34.4%	4.6%

Year-to-Date Results
Consolidated net sales for the first six months of 2009 decreased $0.4 billion, or 33 percent, to $0.8 billion compared to $1.2 billion in 2008.  Acquisitions added $10 million or 0.9 percentage points of sales.  Gross margins decreased to 32.2 percent compared to 33.4 percent last year.  Operating loss was $15.8 million compared to income of $35.4 million in 2008.  Earnings per share decreased to ($0.30) per diluted share compared to $0.39 per diluted share last year.

Cash flow from operations for the first six months was $49.4 million compared to $60.2 million last year.  The change was driven by lower earnings partially offset by strong working capital management.  Capital expenditures were $7.8 million in 2009 compared to $35.9 million in 2008.  The Corporation reduced total debt $68 million during the first six months of 2009 using cash flow from operations, excess cash and proceeds from the sale of long-term investments.

Office Furniture
	Three Months Ended		Percent
Dollars in millions	7/04/2009	6/28/2008	Change
Sales	$324.0	$514.5	-37.0%
Operating Profit	$16.9	$30.1	-43.8%
Operating Profit %	5.2%	5.9%

Office Furniture Second Quarter – Non-GAAP Financial Measures (Reconciled with Most Comparable GAAP Financial Measures)
	Three Months Ended		Percent Change
Dollars in millions	7/04/2009	6/28/2008
Operating Profit as Reported (GAAP)	$16.9	$30.1	-43.8%
% of Net Sales	5.2%	5.9%

Restructuring and impairment	$3.7	$2.1
Transition costs	-	$1.5

Operating profit (non-GAAP)	$20.7	$33.7	-38.7%
% of Net Sales	6.4%	6.6%

•	Second quarter sales for the office furniture segment decreased $190.6 million. The decrease was driven by substantial weakness in both the supplies-driven and contract channels.
•
Operating profit decreased $13.2 million.  Operating profit was negatively impacted by lower volume partially offset by price realization, cost control initiatives and lower variable compensation expense.

Hearth Products
	Three Months Ended
Dollars in millions	7/04/2009	6/28/2008	Percent Change
Sales	$59.0	$98.6	-40.1%
Operating Income (Loss)	$(9.1)	$1.6	-671%
Operating Income/Loss %	-15.3%	1.6%

•	Second quarter sales for the hearth products segment decreased $39.6 million driven by significant declines in both the new construction and remodel-retrofit channels.
•
Second quarter operating profit decreased $10.6 million.  Operating profit was negatively impacted due to lower volume and higher restructuring expenses partially offset by cost reduction initiatives and lower incentive based compensation costs.

Outlook
"Market conditions remain difficult, but we are seeing signs of stabilization, particularly in our office furniture businesses.  We expect our historical seasonal demand patterns to hold and drive third quarter revenue above second quarter levels.  We will continue to reset our cost structure, generate solid cash flow and lower our debt.  We believe these actions together with our investments in new products and selling initiatives position us well for the future," said Mr. Askren.

The Corporation remains focused on creating long-term shareholder value by growing its business through investment in building brands, product solutions and selling models, enhancing its strong member-owner culture and remaining focused on its long-standing rapid continuous improvement programs to build best total cost and a lean enterprise.

Conference Call
HNI Corporation will host a conference call on Thursday, July 23, 2009 at 10:00 a.m. (Central) to discuss second quarter results.  To participate, call the conference call line at 1-888-428-4473.  A replay of the conference call will be available until Thursday, July 30, 2009, 11:59 p.m. (Central).  To access this replay, dial 1-800-475-6701 – Access Code:  106074.  A link to the simultaneous webcast can be found on the Corporation's website at www.hnicorp.com.

Non-GAAP Financial Measures

This earnings release contains certain non-GAAP financial measures.  A "non-GAAP financial measure" is defined as a numerical measure of a company's financial performance that excludes or includes amounts different than the most directly comparable measure calculated and presented in accordance with GAAP in the statements of income, balance sheets or statements of cash flow of the company.  Pursuant to the requirements of Regulation G, the Corporation has provided a reconciliation of non-GAAP financial measures to the most directly comparable GAAP financial measure.

The non-GAAP financial measures used within this earnings release are:  gross profit, operating income (loss), operating profit and net income per diluted share (i.e., EPS), excluding restructuring and impairment charges, non-operating gains and transition costs.  These measures are presented because management uses this information to monitor and evaluate financial results and trends.  Management believes this information is also useful for investors.

HNI Corporation is a NYSE traded company (ticker symbol: HNI) providing products and solutions for the home and workplace environments.  HNI Corporation is the second largest office furniture manufacturer in the world and is also the nation's leading manufacturer and marketer of gas- and wood-burning fireplaces.  The Corporation's strong brands, including HON®, Allsteel®, Gunlocke®, Paoli®, Maxon®, Lamex®, HBF®, Heatilator®, Heat & Glo™, Quadra-Fire® and Harman Stove™ have leading positions in their markets.  HNI Corporation is committed to maintaining its long-standing corporate values of integrity, financial soundness and a culture of service and responsiveness.  More information can be found on the Corporation's website at www.hnicorp.com.

Statements in this release that are not strictly historical, including statements as to plans, outlook, objectives and future financial performance, are "forward-looking" statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  Words such as "anticipate," "believe," "could," "confident," "estimate," "expect," "forecast," "hope," "intend," "likely," "may," "plan," "possible," "potential," "predict," "project," "should," "will," "would" and variations of such words and similar expressions identify forward-looking statements.  Forward-looking statements involve known and unknown risks, which may cause the Corporation's actual results in the future to differ materially from expected results.  These risks include, without limitation:  the Corporation's ability to realize financial benefits from its (a) price increases, (b) cost containment and business simplification initiatives for the entire Corporation, (c) investments in strategic acquisitions, new products and brand building, (d) investments in distribution and rapid continuous improvement, (e) ability to maintain its effective tax rate, and (f) consolidation and logistical realignment initiatives; uncertainty related to the availability of cash and credit, and the terms and interest rates on which credit would be available, to fund operations and future growth; lower than expected demand for the Corporation's products due to uncertain political and economic conditions, including the current credit crisis, slow or negative growth rates in global and domestic economies and the protracted decline in the domestic housing market; lower industry growth than expected; major disruptions at key facilities or in the supply of any key raw materials, components or finished goods; uncertainty related to disruptions of business by terrorism, military action, epidemic, acts of God or other Force Majeure events; competitive pricing pressure from foreign and domestic competitors; higher than expected costs and lower than expected supplies of materials (including steel and petroleum based materials); higher than expected costs for energy and fuel; changes in the mix of products sold and of customers purchasing; relationships with distribution channel partners, including the financial viability of distributors and dealers; restrictions imposed by the terms of the Corporation's revolving credit facility, term loan credit agreement and note purchase agreement; currency fluctuations and other factors described in the Corporation's annual and quarterly reports filed with the Securities and Exchange Commission on Forms 10-K and 10-Q.  The Corporation undertakes no obligation to update, amend or clarify forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law.

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HNI CORPORATION

Unaudited Condensed Consolidated Statement of Operations

	Three Months Ended			Six Months Ended
(Dollars in thousands, except per share data)	Jul. 4, 2009		Jun. 28, 2008	Jul. 4, 2009	Jun. 28, 2008
Net sales		$382,990	$613,114	$788,656	$1,176,497
Cost of products sold		253,509	403,671	534,440	783,016
Gross profit		129,481	209,443	254,216	393,481
Selling and administrative expenses		124,766	182,673	261,023	355,228
Restructuring and impairment charges		3,878	2,029	8,963	2,847
Operating income (loss)		837	24,741	(15,770)	35,406
Interest income		125	175	260	638
Interest expense		3,049	4,359	6,247	8,236
Earnings (loss) before income taxes		(2,087)	20,557	(21,757)	27,808
Income taxes		(695)	7,095	(8,497)	10,275
Net income (loss)		(1,392)	13,462	(13,260)	17,533
Less: Net income attributable to the noncontrolling interest		5	(7)	23	87
Net income (loss) attributable to Parent Company	$	(1,397)	$13,469	$(13,283)	$17,446
Net income (loss) attributable to Parent Company common shareholders - basic		$(0.03)	$0.30	$(0.30)	$0.39
Average number of common shares outstanding – basic		44,894,656	44,233,402	44,753,368	44,385,400
Net income (loss)attributable to Parent Company common shareholders - diluted		$(0.03)	$0.30	$(0.30)	$0.39
Average number of common shares outstanding - diluted		44,894,656	44,370,451	44,753,368	44,541,467

Unaudited Condensed Consolidated Balance Sheet

Assets			Liabilities and Shareholders' Equity
	As of			As of
	Jul. 4,	Jan. 3,		Jul. 4,	Jan. 3,
(Dollars in thousands)	2009	2009		2009	2009
Cash and cash equivalents	$19,625	$39,538	Accounts payable and
Short-term investments	6,061	9,750	accrued expenses	$258,405	$313,431
Receivables	173,503	238,327	Note payable and current
Inventories	75,075	84,290	maturities of long-term debt	40,137	54,494
Deferred income taxes	17,309	16,313	Current maturities of other
Prepaid expenses and			long-term obligations	390	5,700
other current assets	35,626	29,623
Current assets	327,199	417,841	Current liabilities	298,932	373,625

			Long-term debt	213,800	267,300
			Capital lease obligations	2	43
Property and equipment - net	284,709	315,606	Other long-term liabilities	51,470	50,399
Goodwill	268,265	268,392	Deferred income taxes	27,999	25,271
Other assets	138,923	163,790
			Parent Company shareholders' equity	426,701	448,833
			Noncontrolling interest	192	158
			Shareholders' equity	426,893	448,991
			Total liabilities and
Total assets	$1,019,096	$1,165,629	shareholders' equity	$1,019,096	$1,165,629

Unaudited Condensed Consolidated Statement of Cash Flows

	Six Months Ended
(Dollars in thousands)	Jul. 4, 2009	Jun. 28, 2008
Net cash flows from (to) operating activities	$49,446	$60,195
Net cash flows from (to) investing activities:
Capital expenditures	(7,753)	(35,939)
Acquisition spending	(500)	(75,330)
Other	25,729	2,898
Net cash flows from (to) financing activities	(86,835)	37,323
Net increase (decrease) in cash and cash equivalents	(19,913)	(10,853)
Cash and cash equivalents at beginning of period	39,538	33,881
Cash and cash equivalents at end of period	$19,625	$23,028

Unaudited Business Segment Data

	Three Months Ended			Six Months Ended
(Dollars in thousands)	Jul. 4, 2009		Jun. 28, 2008	Jul. 4, 2009	Jun. 28, 2008
Net sales:
Office furniture		$323,962	$514,521	$661,834	$980,546
Hearth products		59,028	98,593	126,822	195,951
		$382,990	$613,114	$788,656	$1,176,497

Operating profit (loss):
Office furniture (1)
Operations before restructuring and impairment charges		$19,444	$32,194	$22,953	$51,744
Restructuring and impairment charges		(2,508)	(2,072)	(5,497)	(2,871)
Office furniture - net		16,936	30,122	17,456	48,873
Hearth products
Operations before restructuring and impairment charges		(7,685)	1,542	(17,036)	(1,305)
Restructuring and impairment charges		(1,370)	43	(3,466)	24
Hearth products - net		(9,055)	1,585	(20,502)	(1,281)
Total operating profit		7,881	31,707	(3,046)	47,592
Unallocated corporate expense		(9.975)	(11,140)	(18,745)	(19,918)
Income before income taxes	$	(2,094)	$20,567	$(21,791)	$27,674

Depreciation and amortization expense:
Office furniture		$13,734	$12,571	$26,899	$24,647
Hearth products		3,866	3,848	8,880	7,694
General corporate		942	1,125	2,003	2,224
		$18,542	$17,544	$37,782	$34,565

Capital expenditures – net:
Office furniture		$2,819	$15,936	$5,729	$29,848
Hearth products		231	2,343	1,700	5,187
General corporate		87	36	324	904
		$3,137	$18,315	$7,753	$35,939

				As of Jul. 4, 2009	As of Jun. 28, 2008
Identifiable assets:
Office furniture				$633,693	$801,532
Hearth products				308,437	333,406
General corporate				76,966	108,905
				$1,019,096	$1,243,843
(1) Includes noncontrolling interest

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